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                                                                      EXHIBIT 23

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 2-93416, 33-51744, 33-65239, and 333-12189) pertaining to the
1983 Incentive Stock Option Plan for Key Employees, the 1991 Stock Option Plan of The MacNeal-Schwendler Corporation, and The MacNeal-Schwendler Corporation 1996 Employee Stock Purchase Plan and in the related Prospectuses of our report dated March 12, 1998, with respect to the consolidated financial statements and schedule of The MacNeal-Schwendler Corporation included in the Annual Report (Form 10-K) for the year ended January 31, 1998.

                                          /s/ Ernst & Young LLP

Los Angeles, California
April 27, 1998

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